At Qorvo®	At the Financial Relations Board
Doug DeLieto	Joe Calabrese
VP, Investor Relations	Vice President
336-678-7088	212-827-3772

FOR IMMEDIATE RELEASE
February 28, 2019
QORVO ANNOUNCES PROPOSED OFFERING OF ADDITIONAL $170 MILLION OF 5.50% SENIOR NOTES DUE 2026

GREENSBORO, NC — February 28, 2019 — Qorvo® (Nasdaq: QRVO), a leading provider of innovative RF solutions that connect the world, today announced that it proposes to offer, subject to market conditions and other factors, an additional $170 million principal amount of its 5.50% senior notes due 2026 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. Qorvo completed the offering of the initial $500 million principal amount of the Notes on July 16, 2018, and $130 million principal amount of the Notes on August 28, 2018. Qorvo expects to use the net proceeds of the offering of additional Notes for general corporate purposes. The additional Notes will be senior unsecured obligations of Qorvo and will be initially guaranteed, jointly and severally, by each of Qorvo’s existing and future direct and indirect wholly-owned U.S. subsidiaries that guarantee Qorvo’s obligations under its existing credit facility.

The additional Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell nor a solicitation of an offer to buy the additional Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Qorvo

Qorvo (Nasdaq: QRVO) makes a better world possible by providing innovative RF solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage our unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit http://www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results, our dependence on a few large customers for a substantial portion of our revenue, a loss of revenue if contracts with the U.S. government or defense and aerospace contractors are canceled or delayed, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication and other facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, the possibility that future acquisitions may dilute our stockholders' ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, our ability to protect our intellectual property, claims of intellectual property infringement and other lawsuits, security breaches and other similar disruptions compromising our information, and the impact of government and stringent environmental regulations. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.